Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

U.S. Gold Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Fees Previously Paid	Equity	Common Stock, $0.001 par value per share	457(o)	850,837	(1)		$7,854,971			S-3	333-286946	May 13, 2025	$801.59	(2)
	Total Offering Amounts						$7,854,971		$801.59
	Total Fees Previously Paid								$801.59
	Total Fee Offsets								$0.00
	Net Fees Due								$0.00

(1)	Represents an aggregate of 850,837 shares of common stock issuable upon exercise of outstanding warrants that were publicly sold.

(2)	This registration statement registers 850,837 shares of common stock. These shares were registered on a registration statement on Form S-3 originally filed with the SEC on May 2, 2025, File No. 333-286946, at which time a net filing fee of $14,147.23, computed in accordance with Rules 415(a)(6), 457(a) and 457(o) under the Securities Act, was paid. Of that filing fee amount, $801.59 related to the 850,837 shares of common stock offered by U.S. Gold Corp. registered hereby.